Exhibit 99.2

Liberty Global Schedules Investor Call To Discuss the Acquisition of Unitymedia

Englewood, Colorado – November 13, 2009: Liberty Global, Inc. (“Liberty Global”) (NASDAQ: LBTYA, LBTYB and LBTYK) today announced plans to host a call with investors on Friday, November 13, 2009 at 8:30 a.m. (ET). At that time, Liberty Global management will discuss the recently announced acquisition of Unitymedia, and may provide other forward looking information. Please call at least 15 minutes prior to the start of the teleconference.

888.208.1625 913.312.0848 4682217	Domestic International Passcode

Replays of the teleconference will be available for approximately one week after the completion of the live conference call on November 13, 2009. The replay numbers are:
888.203.1112 719.457.0820 4682217	Domestic International Passcode

In addition to the teleconference, a live, listen-only webcast will be available within the Investor Relations section of www.lgi.com. It is anticipated that the webcast will be archived in the Investor Relations section of our website for at least 30 days.

About Liberty Global

Liberty Global is the leading international cable operator offering advanced video, voice and broadband internet services to connect its customers to the world of entertainment, communications and information. As of September 30, 2009, Liberty Global operated state-of-the-art networks that served approximately 17 million customers across 14 countries principally located in Europe, Japan, Chile, and Australia. Liberty Global’s operations also include significant programming businesses such as Chellomedia in Europe.

For more information, please visit www.lgi.com or contact:

Investor Relations		Corporate Communications
Christopher Noyes Molly Bruce K.C. Dolan	+1.303.220.6693 +1.303.220.4202 +1.303.220.6686	Hanne Wolf Bert Holtkamp	+1.303.220.6678 +31.20.778.9800